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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) January 25,1998



                        INTERUNION FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

Delaware                                 0 - 28638                   87-0520294
(State or other jurisdiction of      (Commission File             (IRS Employer
incorporation or organization)            Number)           Identification No.)


249 Royal Palm Way, Suite 301 H, Palm Beach, Fl                           33480
(Address of principal executive offices)                             (Zip Code)


(561) 820 - 0084                                               (561) 655 - 0146
(Issuer's telephone number)                        (Issuer's telecopier number)


              ----------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)






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ITEM 5 - OTHER EVENTS

On January 25, 1999, the Company's subsidiary InterUnion Asset Management Limited ("IUAM") raised C$5 million by issuing to Working Ventures Canadian Fund ("WVCF") preferred shares that can be converted in to common shares of IUAM in order to represent 31% of the issued and outstanding common shares of IUAM.

On March 8, 1999, WVCF converted its preferred shares of IUAM into common shares of IUAM and purchased 568,010 additional common shares or 25% for C$5 million to control 56% of IUAM. The Company retains the remaining 44%, three of the seven seats on the Board of Directors and certain rights of first refusal with regards to future debt and equity financing. This transaction had closed in escrow on February 10, 1999 subject to certain regulatory approval.

IUFC's president, Mr. Georges Benarroch, will remain as Chairman of IUAM and Mr. Selwyn Kletz, a director of IUFC, will retain the position of President and Chief Executive Officer of IUAM and a seat on the Board of Directors of IUAM.


                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 InterUnion Financial Corporation
                               ------------------------------------------------
                                                (Registrant)

Date   March 15, 1999            /s/  Georges Benarroch, Director
     ------------------        ------------------------------------------------
                                                (Signature)*

Date   March 15, 1999            /s/ Karen Lynn Bolens, Director
     ------------------        ------------------------------------------------
                                                (Signature)*

* Print the name and title of each signing officer under his signature.





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